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                                                              EXHIBIT 10.1(f)(1)

                         AMENDMENT OF STOCK OPTION PLAN

      AMENDMENT (this "Amendment") dated as of November 6, 2000 to the Universal Foods Corporation 1998 Stock Option Plan (the "Plan").

      WHEREAS, the Plan was established by Universal Foods Corporation, a Wisconsin corporation (the "Company") on January 22, 1998;

      WHEREAS, on September 7. 2000 the name of the Company was changed by the Company's Board of Directors from Universal Foods Corporation to Sensient Technologies Corporation, subject to approval by the shareholders of the Company at its next Annual Meeting on April 26, 2001;

      WHEREAS, commencing on November 6, 2000 (the "Launch Date") until such Annual Meeting the Company will utilize the name "Sensient Technologies Corporation" as a fictitious name and, when legally necessary or appropriate, the Company will refer to itself as "Universal Foods Corporation d/b/a Sensient Technologies Corporation"; and

      WHEREAS, pursuant to Section 14 of the Plan the Company's Board of Directors may at any time amend the Plan subject to shareholder approval when required.

      NOW THEREFORE, the Plan is hereby amended as follows:

      1. Effective from and after the Launch Date. the Plan is hereby modified and amended by deleting all references to "Universal Foods Corporation" and substituting therefor "Universal Foods Corporation d/b/a Sensient Technologies Corporation." Upon approval of the new name by the Company's shareholders, the Plan shall be deemed amended so that use of the fictitious name shall cease and the Company shall be referred to as "Sensient Technologies Corporation." This Amendment shall be self-effecting upon shareholder approval without further action by the Company.

      2. If the name "Sensient Technologies Corporation" is not approved by the shareholders, the use of the fictitious name shall cease and the Company shall once again be referred to as "Universal Foods Corporation" without further action by the Company.

      3. In all respects not inconsistent with the terms of this Amendment, the Plan is hereby ratified, adopted, approved and confirmed.

      IN WITNESS WHEREOF, this Amendment has been duly executed by the Company as of the day and year first written above.

                                        UNIVERSAL FOODS CORPORATION d/b/a
                                        SENSIENT TECHNOLOGIES CORPORATION


                                        By: /s/: Richard Carney
                                            ------------------------------------
                                            Richard Carney
                                            Vice President -- Human Resources